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                      AMENDMENT TO PARTICIPATION AGREEMENT

Effective October 1, 2001, EquiTrust Life Insurance Company, EquiTrust Variable Insurance Series Fund and EquiTrust Investment Management Services, Inc. hereby amend Schedule A to the Participation Agreement dated June 5, 1998, as follows:

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED BY BOARD OF DIRECTORS

EquiTrust Life Annuity Account, 1/6/98
EquiTrust Life Annuity Account II, 1/6/98
EquiTrust Life Variable Account, 1/6/98
EquiTrust Life Variable Account II, 1/6/98

CONTRACTS FUNDED BY SEPARATE ACCOUNTS

Flexible Premium Deferred Variable Annuity Contracts
Flexible Premium Variable Life Insurance Policies
Flexible Premium Last Survivor Variable Life Insurance Policies

DESIGNATED PORTFOLIOS

Blue Chip Portfolio
High Grade Bond Portfolio
High Yield Bond Portfolio
Managed Portfolio
Money Market Portfolio
Value Growth Portfolio

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         IN WITNESS WHEREOF, EquiTrust Life Insurance Company, EquiTrust
Variable Insurance Series Fund and EquiTrust Investment Management Services, Inc. hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 5th day of June, 1998.

Company:

EQUITRUST LIFE INSURANCE COMPANY

By its authorized officer


By: /s/ Dennis M. Marker
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Title: Vice President - Investment Administration
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Date: September 14, 2001
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Fund:

EQUITRUST VARIABLE INSURANCE SERIES FUND

By its authorized officer

By: /s/ William J. Oddy
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Title: Chief Executive Officer
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Date: September 14, 2001
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Underwriter:

EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC.

By its authorized officer

By: /s/ Dennis M. Marker
   ---------------------

Title: President
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Date: September 14, 2001
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